EXHIBIT 10.4
PREFERRED STOCK EXCHANGE AGREEMENT
     This Preferred Stock Exchange Agreement (this “Agreement”), is entered into as of July 19, 2006, by and among New Horizons Worldwide, Inc., a Delaware corporation (the “Company”), Camden Partners Strategic Fund III, L.P., a Delaware limited partnership (“Camden III”), and Camden Partners Strategic Fund III-A, L.P., a Delaware limited partnership (“Camden III-A” and collectively together with Camden III, “Camden”).
WITNESSETH:
     WHEREAS, the Company and Camden are parties to that certain Series A Stock Purchase Agreement dated February 7, 2005 (the “Stock Purchase Agreement”) pursuant to which the Company issued shares of the Company’s Series A Convertible Preferred Stock, no par value per share (the “Series A Stock”);
     WHEREAS, the Stock Purchase Agreement contains certain covenants regarding the continued listing of the Company’s common stock on the Nasdaq National Market, among other things;
     WHEREAS, the Company’s common stock was delisted by Nasdaq on July 22, 2005;
     WHEREAS, Camden has agreed to make a loan to the Company in the amount of $1,000,000 (the “Loan”), and it is a condition to the making of the Loan by Camden that the Company enter into this Agreement pursuant to which the Company shall exchange the Series A Stock held by Camden for newly issued shares of the Company’s Series B Convertible Preferred Stock, no par value per share (the “Series B Stock”), subject to the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration for the mutual promises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:
I.	REPRESENTATIONS OF CAMDEN
     Camden III and Camden III-A each hereby represent and warrant to the Company as follows:
1.	Binding Agreement. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding agreement enforceable in accordance with its terms subject to general principles of equity and to bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

2.	Due Authorization. It has all requisite limited partnership power and authority to enter into this Agreement, and the execution and delivery of this Agreement by it and the performance of its covenants and agreements hereunder have been duly authorized by all necessary limited partnership action.
II.	REPRESENTATIONS OF THE COMPANY
     The Company hereby represents and warrants to Camden as follows:
1.	Binding Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

2.	Due Authorization. The Company has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by the Company and the performance by the Company of its covenants and agreements hereunder have been duly authorized by all necessary corporate action on the part of the Company.

3.	Offering. Subject to the truth and accuracy of Camden’s representations as set forth in Article III of this Agreement, the issuance of the Series B Stock is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

4.	Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (x) 20,000,000 shares of the common stock, $.01 par value per share, of the Company (the “Common Stock”), of which as of the date hereof, 10,801,378 shares are issued and outstanding, 185,280 shares are held in treasury, and 2,286,000 shares are reserved for issuance pursuant to the Company’s incentive plans and other options outstanding, and (y) 2,000,000 shares of preferred stock, of which (i) 1,638,398 are designated as Series A Stock, all of which are issued and outstanding as of the date hereof, and (ii) 200,000 are designated as Series B Stock, none of which are issued and outstanding immediately prior to the exchange contemplated by Article IV of this Agreement. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as set forth on Schedule 1: (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries; and (iii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Series B Stock. The Company has furnished to Camden true, correct and complete copies of the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto.
III.	INVESTMENT REPRESENTATIONS
        Camden III and Camden III-A each hereby represent and warrant to, and agree with, the Company that:
1.	No Registration Under the Securities Act. It understands that the Series B Stock to be acquired by it pursuant to the terms of this Agreement and the Common Stock of the Company into which the Series B Stock is convertible (collectively, the “Securities”) have not been registered under the Securities Act or any state securities law and will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless the Securities are so registered or qualify for exemption from registration under the Securities Act.

2.	Acquisition for Investment. The Securities are being acquired under this Agreement by it in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. The Securities will not be offered for sale, sold or otherwise transferred by it without either registration or exemption from registration under the Securities Act and any applicable state securities laws.

3.	Evaluation of Merits and Risks of Investment. It has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Securities being acquired hereunder. It is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. It understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the

Securities for an indefinite period of time, inasmuch as the Securities have not been registered under the Securities Act).
4.	Additional Information. It has been afforded an opportunity to ask questions and receive answers concerning the Company and has received all additional information that it has requested.

5.	Legend. The certificates evidencing the Securities will bear a legend substantially similar to the following:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW, (II) A “NO ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR (III) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.
In addition, for so long as the referenced Stockholders’ Agreement is in effect, each such certificate shall also bear a legend substantially similar to the following:
THE VOTING RIGHTS AND OBLIGATIONS WITH RESPECT TO, AND SALE OR OTHER DISPOSITION OF, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF AN AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT DATED AS OF JULY 19, 2006, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.
6.	Other Securities. Neither Camden III, Camden III-A nor any affiliate thereof owns any Common Stock of the Company.
IV.	THE EXCHANGE
1.	Surrender of Series A Stock. Concurrently with the execution of this Agreement, Camden has surrendered the certificates representing the Series A Stock to the Company for cancellation, together with duly endorsed stock transfer powers in the form previously requested by the Company.

2.	Issuance of Series B Stock. In exchange for the surrender of the Series A Stock by Camden, concurrently with the execution of this Agreement, the Company has issued to Camden the shares of Series B Stock in the amounts set forth on Exhibit A.

3.	Acknowledgement. Each of Camden III and Camden III-A hereby represents, acknowledges and agrees that the shares of Series B Stock received thereby in the exchange described in paragraph 2 above include 10,421 shares (in the case of Camden III) and 433 shares (in the case of Camden III-A), which shares are being delivered in full satisfaction of, and as consideration for, the release by Camden III and Camden III-A of any claims relating to the accrued but unpaid dividends on the shares of Series A Stock surrendered and the interest accrued on such unpaid dividends.
V.	RELEASE
1.	Release By Camden. Effective as of the completion of the exchange and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of Camden III and Camden III-A, on its behalf and on behalf of its partners, agents, employees, successors and assigns, hereby releases, waives and discharges the Company and its officers, directors, stockholders, agents, successors and assigns from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, known or unknown, liquidated or contingent, matured or unmatured, in law or equity, heretofore or hereafter existing under, arising out of or relating in any way to the Stock Purchase Agreement. Camden III and Camden III-A each agree and promise that it will not file any lawsuit asserting any claims and shall not assist any other person in connection with the pursuit of any claim that could not be brought by it hereunder, except in the case of a court order or validly issued subpoena. This release shall not apply to the Registration Rights Agreement dated as of February 7, 2005 among the Company and Camden (the “Registration Rights Agreement”) or the Stockholders’ Agreement dated as of February 7, 2005 among the Company and Camden (the “Stockholders’ Agreement”), each as may be amended from time to time in accordance with their terms, or the Company’s obligations under this Agreement; provided, however, that each of Camden III and Camden III-A hereby waives any defaults by the Company under the Registration Rights Agreement and/or the Stockholders’ Agreement existing on or before the date hereof. In addition, Camden III and Camden III-A acknowledge and confirm that nothing in this Agreement shall limit or affect in any way the responsibilities of any Camden affiliate serving on the Board of Directors of the Company in discharging his fiduciary obligations.

2.	Release by the Company. Effective as of the completion of the exchange and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, on its behalf and on behalf of its partners, agents, employees, successors and assigns, hereby releases, waives and discharges each of Camden III and Camden III-A, and its officers, directors, stockholders, partners, members, agents, successors and assigns from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, known or unknown, liquidated or contingent, matured or unmatured, in law or equity, heretofore or hereafter existing under, arising out of or relating in any way to the Stock Purchase Agreement. The Company agrees and promises that it will not file any lawsuit asserting any claims and shall not assist any other person in connection with the pursuit of any claim that could not be brought by the Company hereunder, except in the case of a court order or validly issued subpoena. This release shall not apply to the Registration Rights Agreement or the Stockholders’ Agreement, each as may be amended from time to time in accordance with their terms, or the obligations of Camden III or Camden III-A under this Agreement.
VI.	MISCELLANEOUS
1.	Entire Agreement. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, provided that the foregoing shall not be deemed to supersede or void any provision of the Registration Rights Agreement or the Stockholders’ Agreement.

2.	Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives successors and assigns. Without the prior written consent of the other parties hereto, no party may assign its rights, duties or obligations hereunder or any part thereof to any other person or entity.

3.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

4.	Headings. The headings of the articles, sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

5.	Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

6.	Governing Law; Construction. This agreement shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof. No provision of this agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured or drafted such provision.

7.	No Third-Party Beneficiaries. With the exception of the parties to this Agreement and their permitted successors and assigns, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

8.	Severability. In the event that any provision hereof would, under applicable law, be invalid or enforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the date first written above.

NEW HORIZONS WORLDWIDE, INC.

By:	/s/ Thomas J. Bresnan Name: Thomas J. Bresnan
Title: President

CAMDEN PARTNERS STRATEGIC FUND III, L.P.
By: CAMDEN PARTNERS STRATEGIC III, LLC, its
General Partner

By:	/s/ David L. Warnock David L. Warnock, Managing Member

CAMDEN PARTNERS STRATEGIC FUND III-A, L.P.
By: CAMDEN PARTNERS STRATEGIC III, LLC, its
General Partner

By:	/s/ David L. Warnock David L. Warnock, Managing Member

Exhibit A

No. of Shares of
Series B Stock
Camden Partners Strategic Fund III, L.P.	167,723

Camden Partners Strategic Fund III-A, L.P.	6,970